UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2010

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported on our Current Report on Form 8-K filed on November 24, 2009, we through NNN VF Chase Tower REO, LP, our indirect subsidiary, along with NNN Chase Tower REO, LP, an entity managed by Grubb & Ellis Realty Investors, LLC, our manager, NNN OF8 Chase Tower REO, LP, an entity also managed by our manager and CBD Chase Tower, LP (f/k/a ERG Chase Tower, LP), which are collectively the sellers, or the Seller, entered into an agreement for purchase and sale of real property and escrow instructions, or the Agreement, for the sale of Chase Tower, located at 221 West Sixth Street, Austin, Texas, or the Chase Tower property, to 221 West Sixth Street, LLC, an unaffiliated third party, or the Buyer. We through NNN VF Chase Tower Member, LLC, our wholly owned subsidiary, and NNN VF Chase Tower, LLC and NNN VF Chase Tower REO, LP, our indirect subsidiaries, own a 14.789% interest in the Chase Tower property.

On January 25, 2010, the Seller completed the sale of the Chase Tower property to the Buyer, for an aggregate sales price of $73,850,000. Our portion of the net cash proceeds were $526,000 after payment of the related mortgage loan, closing costs and other transaction expenses. Our manager waived the disposition fee it was entitled to receive in connection with the sale of the Chase Tower property, therefore, a disposition fee was not paid to our manager.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

January 29, 2010	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer